UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On January 7, 2009, the Compensation Committee of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved a cash bonus payment for certain executive officers of the Company with respect to the year ended December 31, 2008 (the “2008 Bonus Amount”). The following table sets forth the 2008 Bonus Amount for the executive officers named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2008 who remain employees of the Company.

Executive Officer	2008 Bonus Amount
Charif Souki Chairman, Chief Executive Officer and President	$450,000

Zurab S. Kobiashvili Senior Vice President and General Counsel	$175,000

In addition, on January 7, 2009, Zurab S. Kobiashvili, Senior Vice President and General Counsel of the Company, announced that he would retire from the Company effective January 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: January 13, 2009	By:	/s/ Anne V. Vaughan
	Name:	Anne V. Vaughan
	Title:	Corporate Secretary